Calculation of Filing Fee Tables
S-3
BXP, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common stock, par value $0.01 per share	415(a)(6)	152,905		$ 7,644,986.25			S-3	333-272012	05/17/2023	$ 442.75
			Total Offering Amounts:				$ 7,644,986.25		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), BXP, Inc. ("BXP") common stock offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 152,905 shares of BXP common stock that had been previously registered pursuant to the combined registration statement of BXP and Boston Properties Limited Partnership ("BPLP") on Form S-3 filed on May 17, 2023 (Registration No. 333-272012) (the "2023 Combined Shelf") and were not sold thereunder. The 152,905 shares of unsold common stock were originally registered on BXP's registration statement on Form S-3 filed on November 12, 2008 (Registration No. 333-155309), which we refer to as the "2008 BXP Registration Statement," relating to prospectus supplements filed pursuant to Rule 424(b)(2) on April 1, 2011 and May 12, 2009. The registration fees with respect to such securities, totaling $442.75, were previously paid in connection with the filing of the prospectus supplements relating to such securities and were carried forward to the combined registration statement of BXP and BPLP on Form S-3 filed on March 6, 2026 (Registration Statement No. 333-294080) (the "2026 Combined Shelf") to which this prospectus supplement relates, and will be applied to the securities registered pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the 2023 Combined Shelf were deemed terminated as of the date of effectiveness of the 2026 Combined Shelf. The securities originally registered under the 2008 BXP Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2008 BXP Registration Statement to the combined registration statement of BXP and BPLP on Form S-3 filed on August 9, 2011 (Registration No. 333-176157), the combined registration statement of BXP and BPLP on Form S-3 filed on June 3, 2014 (Registration No. 333-196491), the combined registration statement of BXP and BPLP on Form S-3 filed on June 2, 2017 (Registration No. 333-218460), the combined registration statement of BXP and BPLP on Form S-3 filed May 22, 2020 (Registration No. 333-238607) and the 2023 Combined Shelf.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $7,644,986.25. The prospectus is a final prospectus for the related offering.